Exhibit 10.11

Employment contract

Party A:	Shanghai Wenxu Information Technology Co., Ltd

Party B:	Chong Wang

Date of signature:	2/12/2019

Party A          Shanghai Wenxu Information Technology Co., Ltd

Legal representative (principal responsible person) or agent Lizhen Tang

Registered address Room 118, building 20, No. 1- 42, Lane 83, Hongxiang North Road, Wanxiang Town, Pudong New Area, Shanghai

Business Address Room 118, building 20, No. 1- 42, Lane 83, Hongxiang North Road, Wanxiang Town, Pudong New Area, Shanghai

Party B Chong Wang Gender Male

Second Generation Identity Card Number 150204198809102112

Residence address No.89, Lane 633, Wuzhong Road, Minhang District, Shanghai

Address of actual residence/document service: Lane 3799, Hongxin Road, Minhang District, Shanghai

Contact number (mobile):15800915137 Personal WeChat number:15800915137

Personal QQ number:117968904

Emergency Contact:Bingqing Zhang Contact number: 18018845770

Chapter I Duration of employment Contract

1.	Party A and Party B agree to confirm the term of this contract in the 1 way below.

1.1	Fixed term, From 2/ 12/ 2019 to 1/12/ 2022.

1.2	No fixed term, From until the legal conditions appear.

1.3	To complete a certain task as the deadline: from ___ to the date of completion of the task.

2.	This Contract is effective from 2/12/2019,the date of the trial period will end on 1/6/2020.

2	Signature of Party B: Chong Wang

Chapter II The job description and the place of work

3.

Party B agrees to work in the position arranged by Party A according to Party A's needs. Party A employs Party B as Secretary of the Board ,Party A may arrange Party B's specific position and working hours according to the operating conditions.

4.	During the performance of this contract, Party A may adjust Party B's work area or work place according to its work needs and business arrangements.

5.	Party B shall ensure the quality, quantity and time of the work assigned by Party A and accept Party A's assessment on this basis. After examination, if Party B fails to meet the assessment standard, Party A may in accordance with the conditions of employment and incompetence, be deemed to be incompetent by Party B and shall deal with Party B in accordance with the law.

Chapter III Working hours, rest and vacation

6.

Party A arranges Party B to execute B system. A.Standard Working Hours B.Comprehensive Calculation of Working Hours C. No fixed working schedule

Due to the needs of work and with the approval of the employment department, Party A needs to adjust the post of Party B to no fixed working schedule or comprehensive calculation working hour system. Party B agrees to comply with the publicity published by Party A.

7.	Party A's vacation system for Party B includes Statutory public holidays and Official holidays. Party B's leave procedures shall be in accordance with the relevant provisions of Party A's relevant system.

3	Signature of Party B: Chong Wang

Chapter IV Remuneration

8.	The basic monthly salary of Party B is 17500 yuan (Capital). The performance appraisal shall be carried out according to the company's system. The salary standard of Party B during the probation period is the same as that after becoming a regular employee.

9.	Party A shall pay the salary of the previous month to Party B in the form of bank card transfer on the 15th of each month. In case of national legal holidays, the payment can be delayed due to force majeure and other special reasons.

10.	If Party A arranges Party B to extend working hours or work on rest days or statutory holidays, Party A shall arrange Party B to take compensatory leave or take the salary agreed in Article 8 as the calculation base and calculate the overtime salary according to law.

Chapter V Social Insurance and Other Insurance Benefits

11.	Party A and Party B shall participate in social insurance in accordance with relevant national and local regulations. Party A shall handle relevant social insurance procedures for Party B and undertake corresponding social insurance obligations.

12.	The medical treatment for Party B's illness or non work-related injury shall be subject to relevant national and local regulations. Party A shall pay Party B wages and benefits during the medical treatment period according to the national and local regulations.

13.	The treatment for Party B suffering from occupational disease or work-related injury shall be subject to the relevant national and local regulations.caused by work shall be carried out in accordance with relevant national and local regulations.

14.	Party A shall provide Party B with legal insurance and welfare.

4	Signature of Party B: Chong Wang

Chapter VI Working Protection, Working Conditions and Protection against Occupational Hazards

15.	Party A shall provide Party B with necessary safety protection measures and distribute necessary employment protection articles according to the requirements of production posts and relevant national employment safety and health regulations.

16.	Party A shall establish a safe production system in accordance with relevant national laws and regulations; Party B shall strictly abide by Party A's employment safety system, strictly prohibit illegal operation, prevent accidents in the process of employment and reduce occupational hazards.

17.	Party A shall establish and improve the responsibility system of occupational disease prevention and control, strengthen the management of occupational disease prevention and control, and improve the level of occupational disease prevention and control.

Chapter VII Rescission, termination and economic compensation of employment contract

18.	Party A and Party B shall cancel, terminate and renew the employment contract in accordance with the employment contract law of the people's Republic of China and relevant national and local regulations.

19.	Party A shall issue a certificate for Party B to cancel or terminate the employment contract at the time of rescission or termination of this contract, and handle the transfer procedures of archives and social insurance relationship for Party B within 15 days.

20.	Party B shall handle the handover in accordance with the provisions of Party A. If economic compensation should be paid, it shall be paid after the completion of work handover.

21.	Within the validity period of the employment contract, if Party B has the situation of signing a non fixed term employment contract under the employment contract law and other laws and regulations, it shall submit a written request to Party A to conclude or renew the employment contract without a fixed term before the expiration of the term of the contract; otherwise, it shall be deemed that Party B has automatically given up the right to sign the non fixed term contract.

22.	Within 30 days before the expiration of the employment contract, Party B shall serve the notice of termination or renewal of the employment contract to Party A to make a choice on whether it is willing to terminate the employment contract or renew the employment contract. If it is willing to renew the employment contract, it shall also specify the form of the contract to be renewed. If the notice is not delivered to Party A before the expiration of the contract, it shall be deemed that Party B requests to terminate the employment contract and no longer renew it.

If Party A fails to handle termination procedures with Party B after the expiration of this contract, Party B continues to provide employment for Party A, then the term of the employment contract shall be deemed to be automatically extended.

1.	Within three months after the contract is extended, Party A shall negotiate with Party B to conclude the employment contract by maintaining or improving the agreed conditions of the employment contract. If no agreement is reached through negotiation, Party A may terminate this contract in accordance with relevant laws and regulations.

2.	After the contract is extended for three months, if Party A has not negotiated with Party B to conclude a new employment contract, the extension period of the employment contract shall be one year by default, and the employment contract shall be terminated upon expiration..

23.	Before the termination or expiration of this contract, Party B shall notify Party A in written form and submit the designated valid certification materials to Party A, otherwise it shall be deemed that Party B has given up its right to receive special protection here. During the legal extension period, Party B shall submit the specified valid certification materials within the time limit required by Party A (no less than 2 working days), otherwise, it shall be deemed that the relevant circumstances of automatic extension of the employment contract have disappeared, and this employment contract shall be terminated or terminated.

5	Signature of Party B: Chong Wang

CHAPTER VIII OTHER CONTENTS AGREED BY THE PARTIES

Party A and Party B agree to add the following to this contract:

1.	Party A has the right to work according to the needs of the work and Party B's performance and ability to work, Adjust Party B's work content, post, work area, place, monthly salary standard.

2.	Party B is willing to accept and accept Party A's salary for the position, work content, work area, place and month Standard adjustment.

3.	Party B shall keep informed of all trade secrets of Party A and shall not disclose Party A's business information.

4.	Party A and Party B agree that any employment contract or agreement signed by both parties before signing this contract shall be invalid as of the date of effectiveness of this contract and shall no longer have any legal binding force on both parties.

Chapter IX Employment Dispute Settlement and Other

25.	Any dispute arising from the performance of this contract shall be settled through friendly negotiation. If no agreement can be reached after negotiation, both parties may apply to the employment and personnel dispute arbitration committee with jurisdiction for employment and personnel dispute arbitration and file a lawsuit in the people's court.

26.	Matters not covered in this contract or contrary to national and local laws and regulations shall be implemented in accordance with relevant provisions.

27.	This contract is made in two copies, one for each party with the same legal effect.

28.	This contract shall come into force after being sealed by Party A and signed by Party B.

(no text below)

Party A (Seal)	Party B (signature or seal): Chong Wang

Signature time:	Signature time: 2/12/2019

6	Signature of Party B: Chong Wang